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                                                                    Exhibit 10.1

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment to the original Employment Agreement, dated May 10, 1992, between Medex, Inc. (the "Company") and Michael J. Barilla (the "Employee") is hereby effective as of the date of execution herein.

                                    Recitals

A. WHEREAS, Employee, who previously served as Vice President and acting Chief Financial Officer, has recently been elected Senior Vice President and Chief Financial Officer of the Company and the Company recognizes that Employee is a valuable resource for the Company and the Company desires to be assured of the continued service of Employee; and

B. WHEREAS, Employee has concerns about the continuation of his employment and/or his status and responsibilities with the Company in the event of a possible or threatened change in control of the Company; and

C. WHEREAS, the Company is concerned about the possible effect on Employee of the uncertainties created by any proposed or threatened change of control, whether approved by the Board of Directors or otherwise, and the possibility that Employee may be approached by others with employment opportunities.

D. WHEREAS, Employee is willing to continue to serve as Senior Vice President and Chief Financial Officer but desires assurance that in the event of any such change in control, regardless of its approval by the Board of Directors, he will continue to have the responsibility and status he has earned.
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         THEREFORE, in consideration of the foregoing and other valuable consideration, the parties agree to amend the original Employment Agreement as follows:

1.       Delete Section 1(e) of the Employment Agreement.

2. All other recitals, terms and conditions as set forth in the original Employment Agreement dated May 10, 1992, shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, this Agreement has been executed on the 21 day of September, 1996.

                                                  Medex, Inc.

                                                  By: /s/ Bradley P. Gould
                                                      --------------------------
                                                      Bradley P. Gould
                                                  Its:  President & Chief
                                                        Executive Officer

                                                   /s/ Michael J. Barilla
                                                   -----------------------------
                                                  Michael J. Barilla, Employee